COMMON STOCK

NUMBER

SHENTEL

SHENANDOAH TELECOMMUNICATIONS COMPANY

EDINBURG, VIRGINIA

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

COMMON STOCK

SHARES

CUSIP 823128 10 6

SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS ON TRANSFER

THIS CERTIFIES THAT

is the owner of

Shares of the Common Stock of **SHENANDOAH TELECOMMUNICATIONS COMPANY** (no par value), fully paid and nonassessable, and transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

CERTIFICATE OF STOCK

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Christopher E. French
President

SHENANDOAH TELECOMMUNICATIONS COMPANY
SEAL
EDINBURG, VIRGINIA

Laurence F. Paxton
Secretary

SHENANDOAH TELECOMMUNICATIONS COMPANY

Keep this certificate in a safe place. If it is lost, stolen, or destroyed, the Company will require an Open Penalty Lost Securities Bond as a condition to the issuance of a replacement certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIFT GIFT MIN ACT- _______________ Custodian ________________
TEN ENT-	as tenants by the entireties	(Cust) (Minor)

JT TEN-	as joint tenants with	under Uniform Gifts to Minors
right of survivorship and
	not as tenants in common	Act _______________________________________
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

For value received, ______________________________________ hereby sell, assign and transfer unto:

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(Please print or type name and address of assignee)

shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
, Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:_______________________________

(THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ANY CHANGE OR ALTERATION WHATEVER.)

Signature(s) Guarantee

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.

          This certificate also evidences and entitles the holder, hereof to certain Rights as set forth in a Rights Agreement between Shenandoah Telecommunications Company (the “Company”) and Crestar Bank (the “Rights Agent”) dated as of February 9,1998 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Right will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreements as in effect on the date of mailing without charge after receipt of a written request therefor.

          Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification of the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.